

                                        Chase Manhattan Bank USA, N.A.
                                    Monthly Certificateholder's Statement

                                        Chase Credit Card Master Trust
                                                Series 1995-4
                                                                                        Distribution Date:  11/16/98

Section 5.2 - Supplement                                     Class A       Class B        Collateral               Total
------------------------------------------------------------------------------------------------------------------------------
(i)     Monthly Principal Distributed                            0.00            0.00             0.00                   0.00

(ii)    Monthly Interest Distributed                     4,513,750.00      328,973.37       169,635.88           5,012,359.25
        Deficiency Amounts                                       0.00            0.00                                    0.00
        Additional Interest                                      0.00            0.00                                    0.00
        Accrued and Unpaid Interest                                                               0.00                   0.00

(iii)   Collections of Principal Receivables            34,456,345.00    2,461,101.87     4,102,011.46          41,019,458.33

(iv)    Collections of Finance Charge Receivables        4,777,886.78      341,268.53       568,805.15           5,687,960.45

(v)     Aggregate Amount of Principal Receivables                                                           16,078,898,279.97

                                     Investor Interest 300,000,000.00   21,428,000.00    35,714,857.14         357,142,857.14
                                     Adjusted Interest 300,000,000.00   21,428,000.00    35,714,857.14         357,142,857.14

                                         Series
        Floating Investor Percentage        2.22%       84.00%         6.00%        10.00%                             100.00%
        Fixed Investor Percentage           2.22%       84.00%         6.00%        10.00%                             100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                  95.07%
               30 to 59 days                                                                                             1.59%
               60 to 89 days                                                                                             1.09%
               90 or more days                                                                                           2.25%
                                                                                                               ---------------
                                       Total Receivables                                                               100.00%

(vii)   Investor Default Amount                          1,704,753.13      121,764.83       202,950.05           2,029,468.01

(viii)  Investor Charge-Offs                                     0.00            0.00             0.00                   0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions               0.00            0.00             0.00

(x)     Servicing Fee                                      250,000.00       17,856.67        29,762.38             297,619.05

(xi)    Portfolio Yield (Net of Defaulted Receivables)                                                                  12.34%

(xii)   Reallocated Monthly Principal                                            0.00             0.00                   0.00

(xiii)  Closing Investor Interest (Class A Adjusted)   300,000,000.00   21,428,000.00    35,714,857.14         357,142,857.14

(xiv)   LIBOR                                                                                                            5.68750%

(xv)    Principal Funding Account Balance                                                                                0.00

(xvi)   Accumulation Shortfall                                                                                           0.00

(xvii)  Principal Funding Investment Proceeds                                                                            0.00

(xviii) Principal Investment Funding Shortfall

(xix)   Interest Funding Account Investment Proceeds        12,856.90          937.04
                                                                                                               ==================

(xx)    Available Funds                                  7,582,618.67      546,048.35       539,042.76           8,667,709.79

(xxi)   Certificate Rate                                 5.88750%          6.00750%         5.74438%

-----------------------------------------------------------------------------------------------------------------------------------

NOVEMBER 1998

                                      Chase Manhattan Bank USA, N.A.
                                  Monthly Certificateholder's Statement

                                      Chase Credit Card Master Trust
                                              Series 1995-4
                                                                                        Distribution Date: 12/15/98

Section 5.2 - Supplement                                    Class A         Class B       Collateral           Total
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(i)      Monthly Principal Distributed                           0.00            0.00            0.00               0.00

(ii)     Monthly Interest Distributed                            0.00            0.00      179,623.44         179,623.44
         Deficiency Amounts                                      0.00            0.00                               0.00
         Additional Interest                                     0.00            0.00                               0.00
         Accrued and Unpaid Interest                                                             0.00               0.00

(iii)    Collections of Principal Receivables           33,846,748.40    2,417,560.42    4,029,439.28      40,293,748.09

(iv)     Collections of Finance Charge Receivables       4,669,789.13      333,547.47      555,936.17       5,559,272.77

(v)      Aggregate Amount of Principal Receivables                                                     16,843,726,059.37

                                     Investor Interest 300,000,000.00   21,428,000.00   35,714,857.14     357,142,857.14
                                     Adjusted Interest 300,000,000.00   21,428,000.00   35,714,857.14     357,142,857.14

                                          Series
         Floating Investor Percentage        2.12%       84.00%         6.00%        10.00%                       100.00%
         Fixed Investor Percentage           2.12%       84.00%         6.00%        10.00%                       100.00%

(vi)     Receivables Delinquent (As % of Total Receivables)
                Current                                                                                            95.33%
                30 to 59 days                                                                                       1.53%
                60 to 89 days                                                                                       1.01%
                90 or more days                                                                                     2.13%
                                                                                                        ------------------
                                        Total Receivables                                                         100.00%

(vii)    Investor Default Amount                         1,691,422.01      120,812.64      201,362.98       2,013,597.63

(viii)   Investor Charge-Offs                                    0.00            0.00            0.00               0.00

(ix)     Reimbursed Investor Charge-Offs/Reductions              0.00            0.00            0.00

(x)      Servicing Fee                                     250,000.00       17,856.67       29,762.38         297,619.05

(xi)     Portfolio Yield (Net of Defaulted Receivables)                                                            11.91%

(xii)    Reallocated Monthly Principal                                           0.00            0.00               0.00

(xiii)   Closing Investor Interest (Class A Adjusted)  300,000,000.00   21,428,000.00   35,714,857.14     357,142,857.14

(xiv)    LIBOR                                                                                                      5.25000%

(xv)     Principal Funding Account Balance                                                                          0.00

(xvi)    Accumulation Shortfall                                                                                     0.00

(xvii)   Principal Funding Investment Proceeds                                                                      0.00

(xviii)  Principal Investment Funding Shortfall

(xix)    Interest Funding Account Investment Proceeds         -193.85          -13.85
                                                                                                          ===============

(xx)     Available Funds                                 4,419,595.27      315,676.96      526,173.79       5,261,446.02

(xxi)    Certificate Rate                                5.45000%          5.57000%        5.56734%

--------------------------------------------------------------------------------------------------------------------------

DECEMBER 1998


                                        Chase Manhattan Bank USA, N.A.
                                     Monthly Certificateholder's Statement

                                        Chase Credit Card Master Trust
                                                 Series 1995-4
                                                                                             Distribution Date:  1/15/99

Section 5.2 - Supplement                                        Class A        Class B       Collateral          Total
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(i)           Monthly Principal Distributed                           0.00            0.00           0.00               0.00

(ii)          Monthly Interest Distributed                            0.00            0.00     170,654.21         170,654.21
              Deficiency Amounts                                      0.00            0.00                              0.00
              Additional Interest                                     0.00            0.00                              0.00
              Accrued and Unpaid Interest                                                            0.00               0.00

(iii)         Collections of Principal Receivables           34,843,977.22    2,488,789.15   4,148,158.89      41,480,925.26

(iv)          Collections of Finance Charge Receivables       4,869,212.78      347,791.64     579,677.46       5,796,681.88

(v)           Aggregate Amount of Principal Receivables                                                    16,844,058,341.94

                                       Investor Interest    300,000,000.00   21,428,000.00  35,714,857.14     357,142,857.14
                                       Adjusted Interest    300,000,000.00   21,428,000.00  35,714,857.14     357,142,857.14

                                          Series
              Floating Investor Percentage    2.12%       84.00%         6.00%        10.00%                          100.00%
              Fixed Investor Percentage       2.12%       84.00%         6.00%        10.00%                          100.00%

(vi)          Receivables Delinquent (As % of Total Receivables)
                           Current                                                                                     95.43%
                           30 to 59 days                                                                                1.49%
                           60 to 89 days                                                                                1.00%
                           90 or more days                                                                              2.08%
                                                                                                             ----------------
                                       Total Receivables                                                              100.00%

(vii)         Investor Default Amount                         1,805,158.49      128,936.45     214,903.26       2,148,998.20

(viii)        Investor Charge-Offs                                    0.00            0.00           0.00               0.00

(ix)          Reimbursed Investor Charge-Offs/Reductions              0.00            0.00           0.00

(x)           Servicing Fee                                     250,000.00       17,856.67      29,762.38         297,619.05

(xi)          Portfolio Yield (Net of Defaulted Receivables)                                                          12.28%

(xii)         Reallocated Monthly Principal                                           0.00           0.00              0.00

(xiii)        Closing Investor Interest (Class A Adjusted)  300,000,000.00   21,428,000.00  35,714,857.14     357,142,857.14

(xiv)         LIBOR                                                                                                     5.25000%

(xv)          Principal Funding Account Balance                                                                         0.00

(xvi)         Accumulation Shortfall                                                                                    0.00

(xvii)        Principal Funding Investment Proceeds                                                                     0.00

(xviii)       Principal Investment Funding Shortfall

(xix)         Interest Funding Account Investment Proceeds        6,214.74          443.90
                                                                                                           ====================

(xx)          Available Funds                                 4,625,427.52      330,378.87     549,915.08       5,505,721.47

(xxi)         Certificate Rate                          5.45000%      5.57000%      6.14938%

----------------------------------------------------------------------------------------------------------------